Exhibit 5.1

Wilson Sonsini Goodrich & Rosati
Professional Corporation 650 Page Mill Road
Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

August 16, 2023

AppLovin Corporation

1100 Page Mill Road

Palo Alto, California 94304

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AppLovin Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company of 10,000,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.00003 per share, issued to that certain selling stockholder (the “Selling Stockholder”) referred to in the prospectus supplement dated August 14, 2023 (the “Prospectus Supplement”). The Shares have been registered pursuant to a registration statement on Form S-3 (Registration No. 333-272328) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on June 1, 2023.

We are acting as counsel for the Company in connection with the sale by the Selling Stockholder of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion, that the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company and the incorporation by reference of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” included in or made a part of the Registration Statement and the Prospectus Supplement.

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Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

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